UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K/A CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends Item 1.01 previously included on Form 8-K dated August 18, 2008, to change the date in the first paragraph from June 30, 2007, to June 30, 2008. There are no other changes.

Item 1.01	Entry into a Material Definitive Agreement
  On August 12, 2008, the Compensation Committee of the Board of Directors of Meredith Corporation (the Company) determined cash bonuses for the following executive officers for the fiscal year ended June 30, 2008:  Stephen M. Lacy, President and Chief Executive Officer - $531,250; John H. Griffin, Jr., President-Publishing Group - $382,500; Paul A. Karpowicz, President-Broadcasting Group - $235,000; and John S. Zieser, Chief Development Officer, General Counsel and Secretary - $380,000.

In addition, the Compensation Committee set base salaries for fiscal 2009 for the following executive officers: Stephen M. Lacy - $925,000; John H. Griffin, Jr. - $725,000; Paul A. Karpowicz - $655,000; and John S. Zieser - $600,000.

The Compensation Committee fixed targets for fiscal 2009 cash bonuses ranging from 50 percent to 250 percent of base salary for the President and Chief Executive Officer and 35 percent to 200 percent for the other executives. The entire bonus of the President and Chief Executive Officer is based on earnings per share and cash flow. The other executives' bonuses are based 85 percent on earnings per share, cash flow, and other quantifiable financial criteria and 15 percent on certain qualitative standards.

  On August 12, 2008, the Compensation Committee of the Board of Directors approved the form of Meredith Corporation Restricted Stock Award Agreement (performance based), a copy of which is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
	(c)	Exhibits

		10.1	Meredith Corporation Restricted Stock Award Agreement 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Stephen M. Lacy

Stephen M. Lacy, President and Chief Executive Officer

Date:	August 18, 2008

Index to Exhibits
Exhibit Number	Item

10.1	Meredith Corporation Restricted Stock Award Agreement 2008